UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fortune Brands Home & Security, Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOR and MEDIA CONTACT:

Matthew Skelly

847-484-4573

Investor.Questions@fbhs.com

FORTUNE BRANDS ANNOUNCES VIRTUAL FORMAT

FOR ITS ANNUAL MEETING OF STOCKHOLDERS

DEERFIELD, IL. – April 9, 2020 – Fortune Brands Home & Security, Inc. (NYSE: FBHS) (the “Company”), an industry-leading home and security products company, today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic, the Company has changed the location and format of its Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual-only format. Stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held on Tuesday, April 28, 2020 at 8:00 a.m. (CDT) in a virtual meeting format only at www.virtualshareholdermeeting.com/FBHS2020. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. To participate, stockholders will need the 16-digit control number included in the proxy materials previously delivered to stockholders.

A notice regarding the change to a virtual meeting (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding stockholder participation at the Annual Meeting is provided in the Notice.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of home. The Company’s operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit the Company’s ESG section and report at www.FBHS.com/global-citizenship.

Source:  Fortune Brands Home & Security, Inc.

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ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2020

The following Notice of Change of Location relates to the Fortune Brands Home & Security, Inc. (the “Company”) Proxy Statement dated March 19, 2020 (the “Proxy Statement”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of the Stockholders to be held April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 28, 2020 at 8:00 a.m. (CDT)

Online Meeting Only by Remote Communication - No Physical Meeting Location

To the Stockholders of Fortune Brands Home & Security, Inc.:

Due to the public health impact of the coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of all Fortune Brands’ shareholders, employees and representatives, the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be conducted exclusively online by remote communication.

The Annual Meeting will still be held on Tuesday, April 28, 2020 at 8:00 a.m. (CDT). As described in the proxy materials previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the record date, March 2, 2020.

To participate in the Annual Meeting online, visit www.virtualshareholdermeeting.com/FBHS2020 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.

The meeting will begin promptly at 8:00 a.m. (CDT). We encourage you to access the meeting prior to the start time. Online access will open at 7:45 a.m. (CDT), and you should allow ample time to log in to the meeting webcast and test your computer audio system.

Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed to you in connection with the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

Technicians will be available to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties with the virtual meeting on the day of the Annual Meeting, please call the technical support telephone number that will be posted on the virtual shareholder meeting login page. Technical support will be available beginning at 7:45 a.m. (CDT) on April 28, 2020 and will remain available until the meeting has ended.

By Order of the Board of Directors,

Robert K. Biggart

Senior Vice President, General Counsel and Secretary